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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 20, 1997, except as to Note 11, which is as of March 28, 1997, appearing on page F-2 of Communication Intelligence Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the application of such report to the Financial Statement Schedule for the years ended December 31, 1996 and 1995 listed under Item 14(a) of Communication Intelligence Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Jose,California
March 28, 1997